LEAR & PANNEPACKER
-------------------------------------------------------------------------
Certified Public Accountants           575 Ewing St., Princeton, NJ 08540
                                          609 683-0233 (Fax) 609-683-7900
                                                            --------
                         132 East Hanover St., Ste 200, Trenton, NJ 08608
                                          609 392-3700 (Fax) 609 392-6677
                                                            --------
ACCOUNTANT'S COMPILATION REPORT           P.O. Box 550, Newtown, PA 18940
                                                             215 579-0288
TO THE SHAREHOLDERS,
STERITEK, INC.:

We have compiled the accompanying projection of Steritek, Inc. which includes the following presentations: projected balance sheets as of January 31, 1999 through June 30, 2001, projected statements of income, cash flows and supplementary statements for the years ended January 31, 1999 through June 30, 2001, and the related summary of significant projection assumptions in accordance with standards established by the American Institute of Certified Public Accountants.

The accompanying projection and this report were prepared for the purpose of obtaining a fairness opinion related to the proposed merger with Quality Packaging Specialists, Inc., and should not be used for any other purpose.

A compilation is limited to presenting in the form of a projection information that is the representation of management and does not include evaluation of the support for the assumptions underlying the projections. We have not examined the projections and, accordingly, do not express an opinion or any other form of assurance on the accompanying statements or assumptions. Furthermore, even if management approves the strategic plan for Steritek, Inc., there will usually be differences between the projected and actual results because events and circumstances frequently do not occur as expected, and those differences may be material. We have no responsibility to update this report for events and circumstances occurring after the date of this report.

We have also compiled the accompanying historical information for the period July 1, 1998 to December 31, 1998, including the balance sheet and related statements of income and retained earnings and cash flows, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these historical financial statements are not designed for those who are not informed about such matters.

Such a compilation is limited to presenting in the form of historical financial statements information that is the representation of management. We have not audited or reviewed the accompanying historical financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

/s/ Lear & Pannepacker, L.L.P.
LEAR & PANNEPACKER, L.L.P.
CERTIFIED PUBLIC ACCOUNTANTS
JANUARY 18, 1999



CONTENTS TO FINANCIAL PROJECTIONS

                                                                  Page

Accountant's Compilation Report                                      1


Financial Statements

  July 1, 1998 through December 31, 1998 (historical),
   January 1, 1999 through June 30, 1999 (projected) and the year then ending

      O     Projected Balance Sheet                                  2
      O     Projected Statements of Income                           3
      O     Projected Statements of Cash Flows                       4


Financial Statements

  July 1, 1999 through June 30, 2000
  and the year then ending

      O     Projected Balance Sheets                                 5
      O     Projected Statements of Income                           6
      O     Projected Statements of Cash Flows                       7


Financial Statements

  July 1, 2000 through June 30, 2001
  and the year then ending

      O     Projected Balance Sheets                                 8
      O     Projected Statements of Income                           9
      O     Projected Statements of Cash Flows                      10


Summary of Significant Projection Assumptions                    11-14

                                                      STERITEK, INC.
                                                  PROJECTED BALANCE SHEETS
                                         FOR THE MONTHS ENDING 7/31/98 TO 6/30/99
                                                  (Amounts shown in 000's)
                          <-----HISTORICAL-------><-----HISTORICAL---->
         ASSETS            07/98  08/98   09/98  10/98   11/98   12/98  01/99   02/99   03/99   04/99   05/99   06/99
                          ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------
Current Assets:
   Cash                     612    303     517    227     154     298    516     481     444     370     359     348
   Accounts receivable      760    998     930  1,127   1,340     985    945     945     945     945     945     945
   Inventory                353    353     301    301     308     348    365     364     365     365     365     365
   Prepaid expenses          31     31      46     17      12      24     24      24      24      24      24      24
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------
     Total Current Assets 1,756  1,685   1,794  1,672   1,814   1,655  1,850   1,814   1,778   1,704   1,693   1,682

Fixed Assets:
   Leasehold improve        714    722     730     737     745     752    765    777     790     802     814     827
   Machinery & equipment  3,187  3,212   3,236   3,262   3,286   3,312  3,353  3,395   3,436   3,478   3,520   3,562
     Less: Accum depr    (2,332)(2,371) (2,409) (2,448) (2,486) (2,524)(2,563)(2,601) (2,639) (2,677) (2,716) (2,755)
                         ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------  ------
    Total Fixed Assets    1,569   1,563  1,557   1,551   1,545   1,539  1,555  1,571   1,587   1,603   1,618   1,634

Other Assets:
   Investment in PFN          0       0      0       0       0       0      0      0       0       0       0       0
   Deferred tax asset       422     423    422     423     423     422    422    423     423     413     403     392
   Security deposits         65      65     65      65      65      65     65     65      65      65      65      65
                         ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------  -----
     Total Other Assets     487     488    487     488     488     487    487    488     488     478     468     457
                         ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------  -----
       Total Assets       3,812   3,736  3,839   3,711   3,847   3,682  3,892  3,873   3,853   3,785   3,779   3,773
                         ======  ======  ======  ======  ======  ====== ====== ======  ======  ======  ======  =====

Current Liabilities:
   Accounts payable         564     510    554     682     731     563    708    708     708     645     645     645
   Accrued expense          177     185    366      36     141      95    178    179     179     180     180     179
   Taxes payable             21      23     13      10       6       3      3      3       3       3       3       3
   Short-term borrowings      0       0      0       0       0       0      0      0       0       0       0       0
   Capital lease payable     10      10     10      10      10       9      9      9       9       9       9       9
   Loan payable - bank      234     225    227     228     230     231    233    235     236     238     239     241
   Loan payable - stkhdr      0       0      0       0       0       0      0      0       0       0       0       0
   Loan payable - other       0       0      0       0       0       0      0      0       0       0       0       0
                         ------  ------ ------  ------  ------  ------  ----- ------  ------  ------  ------  ------
   Total Curr Liabilities   996     953  1,170     966   1,118     901  1,131  1,134   1,135   1,075   1,076   1,077

L/T Debt, Net Current:
   Capital lease payable      9       8      7       6       6       6      5      4       3       2       1       1
   Loan payable - bank      640     620    599     579     559     539    519    499     479     459     439     419
   Loan payable - stkhdr      0       0      0       0       0       0      0      0       0       0       0       0
   Loan payable - other       0       0      0       0       0       0      0      0       0       0       0       0
                         ------  ------ ------  ------  ------  ------ ------ ------  ------  ------  ------  ------
   STOCKHOLDERS' EQUITY

Common stock                647     647    647     647     647     647    647    647     647     647     647     647
Retained Earnings         1,520   1,508  1,416   1,513   1,517   1,589  1,590  1,589   1,589   1,602   1,616   1,630
                         ------  ------ ------  ------  ------  ------ ------ ------  ------  ------  ------  ------
Total Stockhlders' Equity 2,167   2,155  2,063   2,160   2,164   2,236  2,237  2,236   2,236   2,249   2,263   2,276
                         ------  ------ ------  ------  ------  ------ ------ ------  ------  ------  ------  ------
   Total Liabilities and
    Stockholders' Equity  3,812   3,736  3,839   3,711   3,847   3,682  3,892  3,873   3,853   3,785   3,779   3,773
                         ======  ====== ======  ======  ======  ====== ====== ======  ======  ======  ======  ======

       See Accountant's Compilation Report and Accompanying Summary of Significant Projection Assumptions.

                                                      STERITEK, INC.
                                               PROJECTED STATEMENTS OF INCOME
                                          FOR THE MONTHS ENDING 7/31/98 TO 6/30/99
                                                  (Amounts shown in 000's)
                         <-----HISTORICAL-------><-----HISTORICAL---->
                         07/98  08/98   09/98  10/98   11/98   12/98  01/99   02/99   03/99   04/99   05/99   06/99  TOTALS
                        ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------  ------
REVENUE
   Packaging Fees           382    412     468    522     291     496    675     675     675     675     675     675   6,623
   Subcontracted Fees        56     58       0     68     255      57      0       0       0       0       0       0     494
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   -----
     Total Revenue          438    470     468    590     546     553    675     675     675     675     675     675   7,117

COST OF GOODS SOLD
   Cost of Labor            135    152     211     118     181     113    270    270     270     270     270     270   2,529
   Packaging materials       79     64     111     109      94      71    121    121     121     121     121     121   1,257
   Parts & tooling           12     15      18      21      12      19     20     20      20      20      20      20     217
   Shipping Costs             7      7       4      20      11      12     14     14      14      14      14      14     142
                         ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------  ------  -----
    Cost of Goods Sold      233    238     344     268     298     215    425    425     425     425     425     425   4,146
                         ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------  ------  -----
       GROSS MARGIN         205    232     125     322     248     339    250    250     250     250     250     250   2,971
                         ======  ======  ======  ======  ======  ====== ====== ======  ======  ======  ======  ====== ======

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES
   Salary - officer          21     21      21     21      21      21     21      21      21      21      21      21     250
   Salary - administr        86     63     101     81      65      81     55      55      55      55      55      55     808
   Employee benefits          5      7       3      7       3       3      4       7       7       7       7       7      66
   Payroll taxes Fees         3      8       6      8       7       7      7       7       7       7       7       7      81
   Accounting fees            0      0       0      0       0       0      9       9       9       9       9       9      54
   Consulting & legal         0      1      14     12       9       0     33      33      33       8       8       8     156
   Insurance                 29      6       9      9       5      15     11      11      11      11      11      11     141
   Office expenses            4      7       2      6      10       5      6       6       6       6       6       6      71
   Property taxes             3      3       3      4       0       4      4       4       4       4       4       4      42
   Rent expense              23     26      25     27      25      24     25      25      25      25      25      25     300
   Repairs & maintenance      2     14       5      6       4       2      5       5       5       5       5       5      67
   Telephone & utilities      5      9       9     11      10       8     10      10      10      10      10      10     113
   Travel & entertainmen      9     13      13     10      15      17     15      15      15      15      15      15     167
   Miscellaneous              1     20       8     14       7      15     10      10      10      10      10      10     126
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   -----
   Total Selling, General
     and Admin Expenses     192    198     221    217     181     203    214     217     192     192     192     192   2,438
                          ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------  -----
OTHER INCOME (EXPENSE)
   Amortization              0      0       0       0       0       0      0      0       0       0       0       0       0
   Depreciation            (38)   (38)    (38)    (38)    (38)    (38)   (38)   (38)    (38)    (38)    (38)    (38)   (460)
   Income (loss) - PPN     (15)    (2)     48      47     (19)      1     10     10      10      10      10      10     120
   Interest expense         (6)    (6)     (6)    (17)     (6)     (6)    (6)    (6)     (6)     (5)     (5)     (5)    (80)
   Taxes - federal/state     0      0       0       0       0     (20)    (1)     1       1     (10)    (10)    (10)    (50)
                        ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------  ------   -----
   Total Other Inc (Exp)   (60)   (46)      4      (9)    (63)    (64)   (35)   (33)    (33)    (44)    (44)    (44)   (470)
                        ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------  ------   -----
NET INCOME (LOSS)          (46)   (12)    (92)     97       4      72      1     (1)     (1)     14      14      14      62
                         ====== ======  ======  ======  ======  ====== ====== ======  ======  ======  ======  ====== =======

     See Accountant's Compilation Report and Accompanying Summary of Significant Projection Assumptions.

                                                      STERITEK, INC.
                                             PROJECTED STATEMENTS OF CASH FLOWS
                                          FOR THE MONTHS ENDING 7/31/98 TO 6/30/99
                                                  (Amounts shown in 000's)
                         <-----HISTORICAL-------><-----HISTORICAL---->
                         07/98  08/98   09/98  10/98   11/98   12/98  01/99   02/99   03/99   04/99   05/99   06/99  TOTALS
                        ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------  ------
OPERATING ACTIVITIES
   Net income (loss)        (46)   (12)    (92)    97       4      72      1      (1)     (1)     14      14      14     62
   Depreciation              38     38      38     38      38      38     38      38      38      38      38      38    461
   Increase in a/r          104   (238)     69   (197)   (213)    354     40       0       0       0       0       0    (81)
   Increase in inventory      0      0      52      0      (8)    (39)   (17)      0       0       0       0       0    (12)
   Increase in prepaids      62      0     (15)    29       6     (12)     0       0       0       0       0       0     69
   Increase in tax asset      0      0       0      0       0       0      1      (1)     (1)     10      10      10     30
   Increase in security       0      0       0      0       0       0      0       0       0       0       0       0      0
   Increase in a/p           39    (55)     44    128      49    (168)   145       0       0     (63)      0       0    120
   Increase in accrued      (80)     8     181   (330)    106     (46)    83       2       0       0       0       0    (77)
   Increase is taxes pay    (11)     2     (11)    (3)     (4)     (3)     0       0       0       0       0       0    (29)
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   -----
NET CASH PROVIDED FROM
   (USED IN) OPER ACTIV     106   (257)    266   (238)    (21)    196    291      38      37       0      62      62    572
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   -----

INVESTING ACTIVITIES
   Leasehold improvement     (8)    (8)     (8)     (8)     (8)     (8)   (13)   (13)    (13)    (13)    (13)    (13) (120)
   Machinery & equipment    (25)   (25)    (25)    (25)    (25)    (25)   (42)   (42)    (42)    (42)    (42)    (42) (400)
   PPN investment             0      0       0       0       0       0      0      0       0       0       0       0     0
                         ------  -----  ------  ------  ------  ------ ------ ------  ------  ------  ------  ------  -----
NET CASH PROVIDED FROM
(USED IN) INVEST ACTIV      (33)   (33)    (33)    (33)    (33)    (33)   (54)   (54)    (54)    (54)    (54)    (54) (520)
                         ------ ------  ------  ------  ------  ------ ------  ------  ------  ------  ------  ------ -----

FINANCING ACTIVITIES
   Change in s/t borrow      0      0       0      0       0       0      0       0       0       0       0       0      0
   Capital lease proceed     0      0       0      0       0       0      0       0       0       0       0       0      0
   Loan proceeds - bank      0      0       0      0       0       0      0       0       0       0       0       0      0
   Loan proceeds - stkhd     0      0       0      0       0       0      0       0       0       0       0       0      0
   Loan proceeds - other     0      0       0      0       0       0      0       0       0       0       0       0      0
   Repayments - leases      (1)    (1)     (1)    (1)     (1)     (1)    (1)     (1)     (1)     (1)     (1)    (1)    (10)
   Repayments - bank       (19)   (19)    (19)   (19)    (19)    (19)   (19)    (19)    (19)    (19)    (19)   (19)   (222)
   Repayments - stkhdr       0      0       0      0       0       0      0       0       0       0       0       0      0
   Repayments - other        0      0       0      0       0       0      0       0       0       0       0       0      0
   Capital distributions     0      0       0      0       0       0      0       0       0       0       0       0      0
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------  -----
NET CASH PROVIDED FROM
(USED IN) FINANC ACTIV     (20)   (20)    (20)    (20)    (20)    (20)   (20)   (20)    (20)    (20)    (20)    (20)  (232)
                        ------- ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------  -----

     NET CHANGE IN CASH     54   (309)    214    (290)    (73)    144    218    (35)    (37)    (74)    (11)    (11)  (181)

Cash at begin of period    558    612     303     517     227     154    298    516     481     444     370     359    558
                       ------- ------  ------  ------  ------  ------  -----  -----  ------  ------  ------  ------  -----
Cash at end of period      612    303     517     227     154     298    516    481     444     370     359     348    377
                       ======= ======  ======  ======  ======  ====== ====== ======  ======  ======  ======  ======  =====

         See Accountant's Compilation Report and Accompanying Summary of Significant Projection Assumptions.

                                                      STERITEK, INC.
                                                  PROJECTED BALANCE SHEETS
                                          FOR THE MONTHS ENDING 7/31/99 TO 6/30/00
                                                  (Amounts shown in 000's)
                          07/99  08/99   09/99  10/99   11/99   12/99  01/00   02/00   03/00   04/00   05/00   06/00
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------
ASSETS
Current Assets:
   Cash                     355    346     338    330     322     305    298     290     283     276     270     263
   Accounts receivable      933    933     933    933     933     933    933     933     933     933     933     933
   Inventory                360    360     360    360     360     360    360     360     360     360     360     360
   Prepaid expenses          24     24      24     24      24      24     24      24      24      24      24      24
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------
     Total Current Assets 1,672  1,663   1,655  1,647   1,639   1,622  1,615   1,608   1,600   1,593   1,587   1,580

Fixed Assets:
   Leasehold improve        840    852     865     877     890     902    915    927     940     952     965     977
   Machinery & equipment  3,603  3,645   3,686   3,728   3,770   3,812  3,853  3,895   3,937   3,978   4,020   4,062
     Less: Accum depr    (2,792)(2,830) (2,869) (2,908) (2,948) (2,988)(3,028)(3,069) (3,111) (3,152) (3,195) (3,237)
                         ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------  ------
    Total Fixed Assets    1,651  1,667   1,682   1,697   1,712   1,726  1,740  1,753   1,766   1,778   1,790   1,802

Other Assets:
   Investment in PFN          0       0      0       0       0       0      0      0       0       0       0       0
   Deferred tax asset       380     368    356     344     332     324    312    301     290     278     267     256
   Security deposits         65      65     65      65      65      65     65     65      65      65      65      65
                          ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------ ------
      Total Other Assets    445     433    421     409     397     389    377    366     355     343     332     321
                         ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------  ------
       Total Assets       3,767   3,763  3,758   3,753   3,748   3,737  3,732  3,727   3,721   3,715   3,709   3,703
                         ======  ======  ======  ======  ====== ====== ====== ======  ======  ======  ======  ======

Current Liabilities:
   Accounts payable         651     651    651     651     651     651    651    651     651     651     651     651
   Accrued expense          172     172    172     172     172     172    172    172     172     172     172     172
   Taxes payable              3       3      3       3       3       3      3      3       3       3       3       3
   Short-term borrowings      0       0      0       0       0       0      0      0       0       0       0       0
   Capital lease payable      8       7      7       6       6       5      4      3       3       2       1       1
   Loan payable - bank      242     243    244     245     245     246    247    249     249     250     251     252
   Loan payable - stkhdr      0       0      0       0       0       0      0      0       0       0       0       0
   Loan payable - other       0       0      0       0       0       0      0      0       0       0       0       0
                         ------  ------ ------  ------  ------  ------ ------ ------  ------  ------  ------  ------
   Total Curr Liabilities 1,076   1,076  1,077   1,077   1,077   1,077  1,077  1,078   1,078   1,078   1,078   1,079

L/T Debt, Net Current:
   Capital lease payable      0       0      0       0       0       0      0      0       0       0       0       0
   Loan payable - bank      398     377    356     335     314     293    272    251     230     209     188     167
   Loan payable - stkhdr      0       0      0       0       0       0      0      0       0       0       0       0
   Loan payable - other       0       0      0       0       0       0      0      0       0       0       0       0
                         ------  ------ ------  ------  ------  ------ ------  ------  ------  ------  ------  ------
   STOCKHOLDERS' EQUITY
Common stock                647     647    647     647     647     647    647    647     647     647     647     647
Retained Earnings         1,646   1,662  1,678   1,694   1,710   1,720  1,735  1,751   1,766   1,781   1,796   1,810
                         ------  ------ ------  ------  ------  ------ ------ ------  ------  ------  ------  ------
Total Stockhldrs'Equity   2,293   2,309  2,325   2,341   2,357   2,367  2,382  2,398   2,413   2,428   2,443   2,457
                         ------  ------ ------  ------  ------  ------ ------ ------  ------  ------  ------  ------
   Total Liabilities and
    Stockholders'Equity   3,767   3,763  3,758   3,753   3,748   3,737  3,732  3,727   3,721   3,715   3,709   3,703
                         ======  ====== ======  ======  ======  ====== ====== ======  ======  ======  ======  ======

     See Accountant's Compilation Report and Accompanying Summary of Significant Projection Assumptions.

                                                      STERITEK, INC.
                                             PROJECTED STATEMENTS OF INCOME
                                          FOR THE MONTHS ENDING 7/31/99 TO 6/30/00
                                                  (Amounts shown in 000's)
                          07/99  08/99   09/99  10/99   11/99   12/99  01/00   02/00   03/00   04/00   05/00   06/00  TOTALS
                        ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   ------
REVENUE
   Packaging Fees           667    667     667    667     667     667    667     667     667     667     667     667   8,000
   Subcontracted Fees         0     0       0      0       0       0      0       0       0       0       0       0       0
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   -----
     Total Revenue          667    667     667    667     667     667    667     667     667     667     667     667   8,000

COST OF GOODS SOLD
   Cost of Labor            250    250     250    250     250     250    250     250     250     250     250     250   3,000
   Packaging materials      120    120     120    120     120     120    120     120     120     120     120     120   1,440
   Parts & tooling           20     20      20     20      20      20     20      20      20      20      20      20     240
   Shipping Costs            13     13      13     13      13      13     13      13      13      13      13      13     160
                          -----  -----   -----  -----   -----   -----  -----   -----   -----   -----   -----   -----   -----
    Cost of Goods Sold      403    403     403    403     403     403    403     403     403     403     403     403   4,840
                          -----  -----   -----  -----   -----   -----  -----   -----   -----   -----   -----   -----   -----
        GROSS MARGIN        263    263     263    263     263     263    263     263     263     263     263     263   3,160
                         ======  ======  ======  ======  ======  ====== ====== ======  ======  ======  ======  ====== ======

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES
   Salary - officer          21     21      21     21      21      21     21      21      21      21      21      21     263
   Salary - administr        58     58      58     58      58      58     58      58      58      58      58      58     693
   Employee benefits          7      7       7      7       7       7      7       7       7       7       7       7      86
   Payroll taxes Fees         8      8       8      8       8       8      8       8       8       8       8       8      96
   Accounting fees            9      9       9      9       9       9      9       9       9       9       9       9     113
   Consulting & legal         8      8       8      8       8       8      8       8       8       8       8       8      95
   Insurance                 15     15      15     15      15      15     15      15      15      15      15      15     179
   Office expenses            6      6       6      6       6       6      6       6       6       6       6       6      76
   Property taxes             4      4       4      4       4       4      4       4       4       4       4       4      50
   Rent expense              22     22      22     22      22      22     22      22      22      22      22      22     267
   Repairs & maintenance      5      5       5      5       5       5      5       5       5       5       5       5      63
   Telephone & utilities     11     11      11     11      11      11     11      11      11      11      11      11     126
   Travel & entertainment    16     16      16     16      16      16     16      16      16      16      16      16     189
   Miscellaneous             11     11      11     11      11      11     11      11      11      11      11      11     126
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   -----
   Total Selling, General
     and Admin Expenses     202    202     202    202     202     202    202     202     202     202     202     202   2,421
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   -----
OTHER INCOME (EXPENSE)
   Amortization               0      0      0       0       0       0      0      0       0       0       0       0        0
   Depreciation            (38)    (38)   (39)    (39)    (40)    (40)   (40)   (41)    (41)    (42)    (42)    (43)   (483)
 Income (loss) - PPN        10      10     10      10      10      10     10     10      10      10      10      10      110
   Interest expense         (5)     (5)    (5)     (4)     (4)     (4)    (4)    (4)     (4)     (4)     (3)     (3)    (49)
   Taxes - federal/state    12      12     12      12      12       7     12     12      11      11      11      11      136
                        ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------  ------  ------
   Total Other Inc (Exp)   (45)    (45)   (45)    (46)    (46)    (52)   (46)   (46)    (46)    (47)    (47)    (47)   (558)
                         ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------  ------ ------
NET INCOME (LOSS)          $16     $16    $16     $16     $16     $10    $15    $15     $15     $15     $15     $15     $181
                         ======  ======  ======  ======  ======  ====== ====== ======  ======  ======  ======  ====== ======

        See Accountant's Compilation Report and Accompanying Summary of Significant Projection Assumptions.

                                                         STERITEK, INC.
                                                   PROJECTED STATEMENTS OF CASH FLOWS
                                          FOR THE MONTHS ENDING 7/31/99 TO 6/30/00
                                                  (Amounts shown in 000's)
                          07/99  08/99   09/99  10/99   11/99   12/99  01/00   02/00   03/00   04/00   05/00   06/00  TOTALS
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------  ------
OPERATING ACTIVITIES
   Net income (loss)        $16    $16     $16    $16     $16     $10    $15     $15     $15     $15     $15     $15    $181

   Depreciation              38     38      38     39      40      40     40      41      41      41      42      43     483
   Increase in a/r           12      0       0      0       0       0      0       0       0       0       0       0      12
   Increase in inventory      5      0       0      0       0       0      0       0       0       0       0       0       5
   Increase in prepaids       0      0       0      0       0       0      0       0       0       0       0       0       0
   Increase in tax asset     12     12      12     12      12       7     14      12      11      11      11      11     136
   Increase in security       0      0       0      0       0       0      0       0       0       0       0       0       0
   Increase in a/p            6      0       0      0       0       0      0       0       0       0       0       0       6
   Increase in accrued       (7)     0       0      0       0       0      0       0       0       0       0       0     (7)
   Increase is taxes pay      0      0       0      0       0       0      0       0       0       0       0       0       0
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   -----
NET CASH PROVIDED FROM
   (USED IN) OPER ACTIV      81     67      67     67      67      57     68      68      68      68      68      68     814
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   -----

INVESTING ACTIVITIES
   Leasehold improvement     13     13      13     13      13      13     13      13      13      13      13      13     150
   Machinery & equipment     42     42      42     42      42      42     42      42      42      42      42      42     500
   PPN investment             0      0       0      0       0       0      0       0       0       0       0       0       0
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   -----
NET CASH PROVIDED FROM
(USED IN) INVEST ACTIV      (54)   (54)    (54)   (54)    (54)    (54)   (54)    (54)    (54)    (54)    (54)    (54)  (650)
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   -----

FINANCING ACTIVITIES
   Change in s/t borrow       0      0       0      0       0       0      0       0       0       0       0       0       0
   Capital lease proceed      0      0       0      0       0       0      0       0       0       0       0       0       0
   Loan proceeds - bank       0      0       0      0       0       0      0       0       0       0       0       0       0
   Loan proceeds - stkhd      0      0       0      0       0       0      0       0       0       0       0       0       0
   Loan proceeds - other      0      0       0      0       0       0      0       0       0       0       0       0       0
   Repayments - leases       (1)    (1)     (1)    (1)     (1)     (1)    (1)     (1)     (1)     (1)     (1)     (1)    (8)
   Repayments - bank        (20)   (20)    (20)   (20)    (20)    (20)   (20)    (20)    (20)    (20)    (20)    (20)  (240)
   Repayments - stkhdr        0      0       0      0       0       0      0       0       0       0       0       0       0
   Repayments - other         0      0       0      0       0       0      0       0       0       0       0       0       0
   Capital distributions      0      0       0      0       0       0      0       0       0       0       0       0       0
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------  ------
NET CASH PROVIDED FROM
(USED IN) FINANC ACTIV      (21)   (21)    (21)   (21)    (21)    (21)   (21)    (21)    (21)    (21)    (21)    (21)  (249)
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------  ------

     NET CHANGE IN CASH        6     (8)     (8)    (8)     (8)     (18)    (7)    (7)    (7)      (7)     (7)     (7)  (85)

Cash at begin of period      348    354     346     338     330     322    305    297    290      283     276     270    348
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------  ------
Cash at end of period        354    346     338     330     322     305    297    290    283      276     269     263    263
                         ====== ======  ======  ======  ======  ====== ====== ======  ======  ======  ======  ======   =====

        See Accountant's Compilation Report and Accompanying Summary of Significant Projection Assumptions.

                                                       STERITEK, INC.
                                                   PROJECTED BALANCE SHEETS
                                          FOR THE MONTHS ENDING 7/31/00 TO 6/30/01
                                               (Amounts shown in 000's)
         ASSETS           07/00  08/00   09/00  10/00   11/00   12/00  01/01   02/01   03/03   04/01   05/01   06/01
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------
Current Assets:
   Cash                     143    212     281    350     419     479    508     535     563     591     619     647
   Accounts receivable    1,167  1,166   1,167  1,167   1,167   1,167  1,167   1,167   1,167   1,167   1,167   1,167
   Inventory                450    450     450    450     450     450    450     450     450     450     450     450
   Prepaid expenses          24     24      24     24      24      24     24      24      24      24      24      24
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------
     Total Current Assets 1,784  1,852   1,922  1,991   2,060   2,120  2,149   2,176   2,204   2,232   2,260   2,288

Fixed Assets:
   Leasehold improve        990  1,002   1,015   1,027   1,039  1,052  1,065   1,077   1,090   1,102   1,115   1,127
   Machinery & equipment  4,103  4,145   4,186   4,228   4,270  4,312  4,353   4,395   4,436   4,478   4,520   4,562
     Less: Accum depr    (3,280)(3,324) (3,368) (3,412) (3,457)(3,502)(3,548) (3,594) (3,641) (3,688) (3,736) (3,784)
                         ------  ------  ------  ------  ------ ------ ------ ------  ------  ------  ------  ------
    Total Fixed Assets    1,813  1,823   1,833   1,843   1,852  1,860  1,870   1,878   1,885   1,892   1,899   1,905
Other Assets:
   Investment in PFN          0       0      0       0       0      0      0       0       0       0       0       0
   Deferred tax asset       213     170    127      84      41      3      0       0       0       0       0       0
   Security deposits         65      65     65      65      65     65     65      65      65      65      65      65
                         ------  ------  ------  ------  ------  ------ ------  ------  ------  ------  ------  -----
     Total Other Assets     278     235    192     149     106      68     65     65      65      65      65      65
                         ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------  -----
       Total Assets       3,875   3,910  3,947   3,983   4,018   4,048  4,084  4,119   4,154   4,189   4,224   4,259
                         ======  ======  ======  ======  ====== ====== ====== ======  ======  ======  ======  ======

Current Liabilities:
   Accounts payable         763     763    763     763     763     763    763    763     763     763     763     763
   Accrued expense          196     196    196     196     196     196    196    196     196     196     196     196
   Taxes payable              3       3      3       3       3       3      3      3       3       3       3       3
   Short-term borrowings      0       0      0       0       0       0      0      0       0       0       0       0
   Capital lease payable    287       0      0       0       0       0      0      0       0       0       0       0
   Loan payable - bank      245     237    231     224     216     209    202    195     188     181     174     167
   Loan payable - stkhdr      0       0      0       0       0       0      0      0       0       0       0       0
   Loan payable - other       0       0      0       0       0       0      0      0       0       0       0       0
                         ------  ------ ------  ------  ------  ------ ------ ------  ------  ------  ------  ------
   Total Curr Liabilities 1,207   1,199  1,193   1,185   1,178   1,171  1,164  1,157   1,150   1,143   1,136   1,129

L/T Debt, Net Current:
   Capital lease payable      0       0      0       0       0       0      0      0       0       0       0       0
   Loan payable - bank      153     139    125     111      97      84     70     56      42      28      14       0
   Loan payable - stkhdr      0       0      0       0       0       0      0      0       0       0       0       0
   Loan payable - other       0       0      0       0       0       0      0      0       0       0       0       0
                         ------  ------ ------  ------  ------  ------ ------ ------  ------  ------  ------  ------
   STOCKHOLDERS' EQUITY

Common stock                647     647    647     647     647     647    647    647     647     647     647     647
Retained Earnings         1,868   1,925  1,982   2,039   2,096   2,146  2,203  2,259   2,315   2,371   2,427   2,483
                         ------  ------ ------  ------  ------  ------ ------ ------  ------  ------  ------  ------
Total Stockhldrs'Equity   2,515   2,572  2,629   2,686   2,743   2,793  2,850  2,906   2,962   3,018   3,074   3,130
                         ------  ------ ------  ------  ------  ------ ------ ------  ------  ------  ------  ------
   Total Liabilities and
    Stockholders'Equity   3,875   3,910  3,947   3,983   4,018   4,048  4,084  4,119   4,154   4,189   4,224   4,259
                         ======  ======  ======  ======  ======  =====  ===== ======  ======  ======  ======  ======

           See Accountant's Compilation Report and Accompanying Summary of Significant Projection Assumptions.

                                                       STERITEK, INC.
                                                PROJECTED STATEMENTS OF INCOME
                                           FOR THE MONTHS ENDING 7/31/00 TO 6/30/01
                                                  (Amounts shown in 000's)
                          07/00  08/00   09/00  10/00   11/00   12/00  01/01   02/01   03/01   04/01   05/01   06/01  TOTALS
                        ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   ------
REVENUE
   Packaging Fees           833    833     833    833     833     833    833     833     833     833     833     833  10,000
   Subcontracted Fees         0      0       0      0       0       0      0       0       0       0       0       0       0
                        ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------  ------
     Total Revenue          833    833     833    833     833     833    833     833     833     833     833     833  10,000

COST OF GOODS SOLD

   Cost of Labor            292    292     292     292     292     292    292    292     292     292     292     292   3,500
   Packaging materials      150    150     150     150     150     150    150    150     150     150     150     150   1,800
   Parts & tooling           25     25      25      25      25      25     25     25      25      25      25      25     300
   Shipping Costs            17     17      17      17      17      17     17     17      17      17      17      17     200
                         ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------  -----  ------
    Cost of Goods Sold      483     483    483     483     483     483    483    483     483     483     483     483   5,800
                         ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------  -----  ------
       GROSS MARGIN         350     350    350     350     350     350    350    350     350     350     350     350   4,200
                         ======  ======  ======  ======  ======  ====== ====== ======  ======  ======  ======  =====  ======

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES
   Salary - officer       $  23     23      23     23      23      23     23      23      23      23      23      23   $ 276
   Salary - administr        61     61      61     61      61      61     61      61      61      61      61      61     728
   Employee benefits          8      8       8      8       8       8      8       8       8       8       8       8      90
   Payroll taxes Fees         8      8       8      8       8       8      8       8       8       8       8       8     100
   Accounting fees           10     10      10     10      10      10     10      10      10      10      10      10     119
   Consulting & legal         8      8       8      8       8       8      8       8       8       8       8       8      99
   Insurance                 18     18      18     18      18      18     18      18      18      18      18      18     210
   Office expenses            7      7       7      7       7       7      7       7       7       7       7       7      79
   Property taxes             4      4       4      4       4       4      4       4       4       4       4       4      53
   Rent expense              23     23      23     23      23      23     23      23      23      23      23      23     273
   Repairs & maintenance      6      6       6      6       6       6      6       6       6       6       6       6      66
   Telephone & utilities     11     11       11    11      11      11     11      11      11      11      11      11     132
   Travel & entertainmen     17     17       17    17      17      17     17      17      17      17      17      17     198
   Miscellaneous             11     11       11    11      11      11     11      11      11      11      11      11     132
                         ------ ------  ------- -----  ------  ------ ------  ------  ------  ------  ------  ------   -----
   Total Selling, General
     and Admin Expenses     213    213      213   213     213     213    213     213     213     213     213     213   2,557
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   -----
OTHER INCOME (EXPENSE)
   Amortization               0       0      0       0       0       0      0      0       0       0       0       0       0
    Depreciation            (43)    (44)   (44)    (44)    (45)    (45)   (46)   (46)    (47)    (47)    (48)    (48) (546)
    Income (loss) - PPN      10      10     10      10      10      10     10     10      10      10      10      10    110
    Interest expense         (3)     (3)    (3)     (3)     (2)     (2)    (2)    (2)     (2)     (2)     (1)     (1)  (26)
   Taxes - federal/state    (43)    (43)   (43)    (43)    (43)    (38)   (43)   (43)    (42)    (42)    (42)    (42)  (507)
                          ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------  ------ -----
   Total Other Inc (Exp)    (79)    (80)   (80)    (80)    (80)    (86)   (80)   (81)    (81)    (81)    (81)    (81)  (970)
                         ------  ------  ------  ------  ------  ------ ------ ------  ------  ------  ------  ------  -----
NET INCOME (LOSS)        $   57      57     57      57       57     51     56     56      56      56      56      56   $ 673
                         ======  ======  ======  ======  ======  ====== ====== ======  ======  ======  ======  ======  =====

          See Accountant's Compilation Report and Accompanying Summary of Significant Projection Assumptions.

                                                       STERITEK, INC.
                                             PROJECTED STATEMENTS OF CASH FLOWS
                                          FOR THE MONTHS ENDING 7/31/00 TO 6/30/01
                                                  (Amounts shown in 000's)
                          07/00  08/00   09/00  10/00   11/00   12/00  01/01   02/01   03/01   04/01   05/01   06/01  TOTALS
                        ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   ------
OPERATING ACTIVITIES
   Net income (loss)      $  57     57      57     57      57      51     56      56     56      56       56      56   $ 673
   Depreciation              43     44      44     44      45      45     46      46     47      47       48      48     546
   Increase in a/r         (233)     0       0      0       0       0      0       0      0       0        0       0   (233)
   Increase in inventory    (90)     0       0      0       0       0      0       0      0       0        0       0    (90)
   Increase in prepaids       0      0       0      0       0       0      0       0      0       0        0       0       0
   Increase in tax asset     43     43      43     43      43      38      2       0      0       0        0       0     256
   Increase in security       0      0       0      0       0       0      0       0      0       0        0       0       0
   Increase in a/p          112      0       0      0       0       0      0       0      0       0        0       0     112
   Increase in accrued       23      0       0      0       0       0      0       0      0       0        0       0      23
   Increase is taxes pay      0      0       0      0       0       0      0       0      0       0        0       0       0
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   -----
NET CASH PROVIDED FROM
   (USED IN) OPER ACTIV     144    144     144    144     144     135    104     102    103     103      103     104   1,287
                          ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------  -----

INVESTING ACTIVITIES
   Leasehold improvement    (13)   (13)    (13)   (13)    (13)    (13)   (13)    (13)   (13)    (13)     (13)    (13)  (150)
   Machinery & equipment    (42)   (42)    (42)   (42)    (42)    (42)   (42)    (42)   (42)    (42)     (42)    (42)  (500)
   PPN investment             0      0       0      0       0       0      0       0      0       0        0       0       0
                           ------  ------  ------ ------  ------  ------ ------ ------  ------  ------  ------  ------ -----
NET CASH PROVIDED FROM
(USED IN) INVEST ACTIV      (54)   (54)    (54)   (54)    (54)    (54)   (54)    (54)   (54)    (54)     (54)    (54)  (650)
                          ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------  -----

FINANCING ACTIVITIES

   Change in s/t borrow       0      0       0      0       0       0      0       0       0       0       0       0       0
   Capital lease proceed      0      0       0      0       0       0      0       0       0       0       0       0       0
   Loan proceeds - bank       0      0       0      0       0       0      0       0       0       0       0       0       0
   Loan proceeds - stkhd      0      0       0      0       0       0      0       0       0       0       0       0       0
   Loan proceeds - other      0      0       0      0       0       0      0       0       0       0       0       0       0
   Repayments - leases     (288)  (288)      0      0       0       0      0       0       0       0       0       0   (575)
   Repayments - bank        (21)   (21)    (21)   (21)    (21)    (21)   (21)    (21)    (21)    (21)    (21)    (21)  (252)
   Repayments - stkhdr        0      0       0      0       0       0      0       0       0       0       0       0       0
    Repayments - other        0      0       0      0       0       0      0       0       0       0       0       0       0
   Capital distributions      0      0       0      0       0       0      0       0       0       0       0       0       0
                         ------ ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------   -----
NET CASH PROVIDED FROM
(USED IN) FINANC ACTIV      (21)   (21)    (21)   (21)    (21)    (21)   (21)    (21)    (21)    (21)    (21)    (21)  (252)
                         ------- ------  ------ ------  ------  ------ ------  ------  ------  ------  ------  ------  -----

     NET CHANGE IN CASH    (119)    69      69     69      69      60     29      27      28      28      28      28     354

Cash at begin of period     263    143     212    281     350     419    479     508     535     563     591     619     563
                        ------- ------  ------  ------  ------  ------  -----  -----  ------  ------  ------  ------   -----
Cash at end of period       143    212     281    350     419     479    508     535     563     591     619     647     648
                        ======= ======  ======  ======  ======  ====== ====== ======  ======  ======  ======  ======   =====

          See Accountant's Compilation Report and Accompanying Summary of Significant Projection Assumptions.

                SUMMARY OF SIGNIFICANT PROJECTION ASSUMPTIONS

This financial projection is based on management's assumptions concerning future events and circumstances. The assumptions disclosed herein are those which management believes are significant to the projections or are key factors upon which the cash flow results of the company depend. Some assumptions inevitably will not materialize, and unanticipated events and circumstances may occur subsequent to January 18, 1999, the date of the projections. Therefore, the actual results achieved during the projection period will vary from the projections, and the variations may be material.

I     ORGANIZATION
      ------------
      The primary source of revenue of Steritek, Inc., hereinafter referred to as "the Company", are sales revenue from contract manufacturing and packaging. Its primary customer base is pharmaceutical, personal care, cosmetic and allied industries located in the New Jersey and New York region.

The accompanying statements of projected operations reflect anticipated revenues and expenses beginning July 1, 1998. The projection assume a twelve-month cycle ending June 30, which does correspond to the actual fiscal year of the company.

II    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      ------------------------------------------
      Significant accounting policies followed by the Company in the preparation of the accompanying financial projections are summarized below:

      Method of Accounting
      --------------------
      The Company maintains its books and records on the accrual basis of accounting for financial purposes.

      Accounts Receivable
      -------------------
      The Company invoices sales on a contract basis. A significant portion of revenue will be derived from outsourcing services to Fortune 500 companies. Terms typically are net-ten to net-thirty days. The projections assume a forty-two day payment cycle, based on historical averages.

      Inventory
      ---------
      Inventory consists of supply and packaging materials. The Company reports inventory using the firs-in, first-out method, and anticipates keeping a twelve week supply on hand.

      Depreciation
      ------------
      Machinery, equipment and leasehold improvements are valued at cost. All assets are depreciated using the straight-line method; generally ten years for machinery and equipment and forty years for leasehold improvements.

      Accounts Payable
      ----------------
      Accounts payable is valued based on a payment cycle of seventy-five days for purchases and expenses, based on historical averages.

      Accrued Expenses
      ----------------
      Accrued expenses consist of payroll and all related taxes, which are paid on a bi-weekly basis. The company anticipates payables equal to two week's salaries, benefits and taxes.

III   REVENUE
      -------
      Production Revenue
      ------------------
      The projections for revenue are based on the anticipated sales revenue from current and future contracts. The current annual plant capacity, based on a three-shift work day and approximately 62,000 square feet of floor space, is approximately nine to ten million dollars.

      Existing contracts at October 30, 1997 provide for production levels ranging from $500,000 to $675,000 of monthly packaging contracts through June 1999. The Company currently has over seven million dollars in contracts in hand. Additional sales growth is projected at approximately fourteen to twenty-five percent over the next two years.

IV    COST OF GOODS SOLD
      ------------------
      Cost of goods sold consists of labor and packaging supplies. Margins generally are forty percent of gross contracted sales, including reimbursements for materials billed to the customer.

      Cost of Labor
      -------------
      Direct labor costs consist of light packers and assembly line workers employed on an hourly basis. Historical costs are approximately forty percent of gross production revenue. The Company currently uses a staff of approximately two hundred to two hundred fifty employees. Payroll taxes are included in the cost of labor, based on statutory rates in effect at January 1, 1999. Management has projected cost of labor at forty percent for fiscal years 1998/99, with annual decreases of two and one-half percent per year for fiscal years 1999/2000 and 2000/2001.

      Packaging Materials
      -------------------
      The Company purchases packing materials and related supplies necessary to complete product packaging. These costs are generally billed directly to the customer. Historical costs are approximately fifteen to twenty percent of gross production revenue. Management has projected the cost of materials and supplies at fifteen percent of gross revenue.

      Parts and Tooling
      -----------------
      Parts and tooling expense consists of modifications necessary to accommodate specific product packaging, as well as general repairs and maintenance costs. Management has projected parts and tooling expenses at three percent of gross revenue, based on historical costs.

      Shipping Costs
      --------------
      Shipping costs consist of freight and shipping expenses for product and materials. Management has project these costs at two percent of gross revenue, based on historical costs.

V.    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
      --------------------------------------------
      Salaries - Officer
      ------------------
      Salaries are projected for one officer at $250,000 per annum, effective July 1, 1998. Officer salary is projected to grow at an inflationary rate of five percent per annum.

      Salaries - Administrative
      -------------------------
      Administrative salaries consist of approximately eleven full-time staff employed by the Company as of June 30, 1998. Salaries are projected to increase at an inflationary rate of five percent per annum.

      Employee Benefits
      -----------------
      The Company provides health insurance and other fringe benefits at a shared cost to all full-time employees. These expenses are calculated at five percent of total gross compensation.

      Payroll Taxes
      -------------
      Payroll taxes are calculated on statutory rates at January 1, 1999.

      Insurance
      ---------
      Insurance consists of general liability and workman's compensation insurance. The Company projects general insurance costs at one-half percent of gross production revenue. Workman's compensation is at a blended rate of four percent of production salaries and two percent of administrative salaries.

      Rent Expense
      ------------
      Rent expense is based upon contractual rates established by an operating lease which expires in 2004.

      All other Selling, General and Administrative Expenses
      ------------------------------------------------------
      Selling, general and administrative expenses are projected based on historical costs as well as standard industry costs, and are projected to grow at an inflationary rate of five percent per annum.

VI.   LONG TERM DEBT
      --------------
      The Company has long-term borrowings of $900,000, payable over five years in monthly installments of $13,778, including interest at a rate of prime plus one percent. The balance outstanding was $881,817 at June 30, 1998.

      The Company also has capital lease obligations of $19,378 at June 30, 1998. The majority of these obligations are short-term in nature and will be paid in the year ending June 30, 1999.

      The Company has projected an average interest rate of nine percent per annum for purposes of determining monthly interest expense.

VII.  INCOME TAXES
      ------------
      The Company is a publicly-traded "C" corporation and is subject to Federal and New Jersey corporate taxes. The Company has projected such taxes based upon statutory tax rates in effect at January 1, 1999.

      Management projects an average tax rate of forty-three percent of net revenue. At June 30, 1998, the Company's books reported a deferred tax asset of $422,300. Any taxes assessed against future income will first be applied against this asset.

VIII. PROPOSED MERGER TRANSACTION
      ---------------------------
      In December 1998, the Company entered into an agreement for a merger with Quality Packaging Specialists, Inc. a contract packager located in Burlington, New Jersey. For the purpose of obtaining a fairness opinion, the enclosed financial projections have assumed that the Company's financial position, operations and cash flows do not include projected activity resulting from the proposed merger between Quality Packaging Specialist, Inc. and Steritek, Inc. These transactions include, but are not limited to, changes in subcontracted revenue, operating expenses and related expenditures incurred after January 1, 1999.